Exhibit 10.3

TERMINATION AGREEMENT

This Termination Agreement is dated October 4, 2021 (the “Termination Agreement”), by and between Alberton Acquisition Corporation, a British Virgin Islands exempted company (the "Company”) and Quest Mark No. 9 L.P. (“Buyer”).

WHEREAS, the Company and Buyer are party to a Backstop Agreement dated as of August 11, 2021 (the “Backstop Agreement”);

WHEREAS, the Backstop Agreement contemplated that Buyer would purchase no less than $5 million of the ordinary shares of the Company;

WHEREAS, as of the date of this Termination Agreement, Buyer has not purchased any ordinary shares of the Company pursuant to the Backstop Agreement;

WHEREAS, the parties wish to terminate the existing Backstop Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and other promises contained in this Termination Agreement, and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the Company and Buyer agree as follows:

Section 1. Termination.

The Company and Buyer hereby agree that the Backstop Agreement will terminate effective as of the date of this Termination Agreement and shall be of no further force or effect.

Section 2. No Termination Fee.

The Company and Buyer hereby agree that there is no termination fee, penalties or any financial obligation on either party in connection with the termination.

Section 3. Mutual Release.

Each party, on behalf of itself and its respective affiliates, agents, parents, subsidiaries, successors and assigns, hereby releases the other party and its affiliates, agents, parents, subsidiaries, successors and assigns from any and all claims, obligations and liabilities arising from or relating to the Backstop Agreement, which agreement and any continuing obligations thereunder are hereby terminated and of no further force and effect.

Section 4. Governing Law.

This Termination Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have duly executed this Termination Agreement as of the date first written above.

ALBERTON ACQUISITION I LIMITED

By:	/s/ Guan Wang
Name:	Guan Wang
Title:	Chief Executive Officer

QUEST MARK NO.9 L.P.

By:	/s/ Martin Franco Cho Tin
Name:	Martin Franco Cho Tin
Title:	Chief Executive Officer
Address:	19800 MacArthur Blvd, Suite 361, Irvine, CA 92612

2